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                                                              EXHIBIT 10(iii).38

                          FORM OF EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (("Agreement"), entered into as of this 10th day of March, 1996, by and between OHM Corporation, an Ohio corporation, (the "Company"), and ______________ (the "Executive");

                                   WITNESSETH:

         WHEREAS, the Executive is a senior executive of the Company and has made and is expected to continue to make major contributions to the administration, profitability, growth and financial strength of the Company;

         WHEREAS, the Company recognizes that, as is the case for most publicly held companies, the possibility of a Change in Control (as that term is hereafter defined) exists;

         WHEREAS, the Company desires to assure itself of both present and future continuity of management in the event of a Change in Control and desires to establish certain minimum compensation rights of its key senior executive officers, including the Executive, applicable in the event of a Change in Control;

         WHEREAS, the Company wishes to ensure that its senior executives are not practically disabled from discharging their duties upon a Change in Control;

         WHEREAS, this Agreement is not intended to alter materially the compensation and benefits which the Executive could reasonably expect to receive from the Company absent a Change in Control and, accordingly, although effective and binding as of the date hereof, this Agreement shall become operative only upon the occurrence of a Change in Control;

         WHEREAS, the Executive is willing to render services to the Company on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, the Company and the Executive agree as follows:

         1.  Operation of Agreement:

         (a) This Agreement shall be effective and binding immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, this Agreement shall not be operative unless and until there shall have occurred a Change in Control. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the Term (as that term is hereafter defined) any of the following events shall occur:

         (i) The Company is merged, or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such on are held in the aggregate by the holders of Voting Stock (as that term is hereinafter defined) of the Company immediately prior to such transaction;



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         (ii)         The Company sells all or substantially all of its assets
                      to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

         (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

         (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or
                      Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

         (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.

Notwithstanding the foregoing provisions of Section 1 (a)(iii) or 1 (a)(iv) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities of such entity, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 25% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

         (b) Upon the occurrence of a Change in Control at any time during the Term, this Agreement shall become immediately operative.

         (c) The period during which this Agreement shall be in effect (the "Term") shall commence as of the date hereof and shall expire as of the expiration of the Period of Employment (as that term is hereinafter defined), provided, however, that unless the Company has commenced discussions with a third party that ultimately results in a Change in Control, the term of this Agreement shall be

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terminated as of January 1 of any year if (i) the Company or the Executive shall have given notice on or prior to December 31 of the prior year that it or he, as the case may be, does not wish to have the Term extended, or (ii) prior to a Change in Control, the Executive ceases for any reason to be an officer of the Company, thereupon the Term shall be deemed to have expired and this Agreement shall immediately terminate and be of no further effect.

         (d) Notwithstanding any other provision of this Agreement to the contrary, a Change in Control described in subparagraphs 1(a)(iii) or l(a)(iv) (describing an event under subparagraph l(a)(iii)) shall not be deemed to have occurred and this Agreement shall be of no force or effect with respect to such event of Change in Control if the Board of Directors of the Company (the "Board'), by vote of three-quarters of the members of the Board, specifically determines, prior to any such Change in Control, that such event shall not constitute a Change in Control for purposes of this Agreement.

         2.  Employment: Period of Employment:

         (a) Subject to the terms and conditions of this Agreement, upon the occurrence of a Change in Control, the Company shall continue the Executive in its employ and the Executive shall remain in the employ of the Company for the period set forth in Section 2(b) hereof (the "Period of Employment"), in the position and with substantially the same duties and responsibilities that he had immediately prior to the Change in Control, or to which the Company and the Executive may hereafter mutually agree in writing. Throughout the Period of Employment, the Executive shall devote substantially all of his time during normal business hours (subject to vacations, sick leave and other absences in accordance with the policies of the Company as in effect for senior executives immediately prior to the Change in Control) to the business and affairs of the Company, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods of time during normal business hours to (i) serving as a director, trustee or member of or participant in any organization or business so long as such activity would not constitute Competitive Activity (as that term is hereafter defined) if conducted by the Executive after the Executive's Termination Date (as that term is hereafter defined), (ii) engaging in charitable and community activities, or (iii) managing his personal investments.

         (b) The Period of Employment shall commence on the date of an occurrence of a Change in Control, and subject only to the provisions of Section 4 hereof, shall continue until the earlier of (i) the expiration of the third anniversary of the occurrence of the Change in Control, (ii) the Executive's death, or (iii) the Executive's attainment of age 65; provided, however, that commencing on each anniversary of the Change of Control, the Period of Employment shall automatically be extended for an additional year unless, not later than 90 calendar days prior to such anniversary date, either the Company or the Executive shall have given written notice to the other that the Term shall not be so extended.

         3.  Compensation During Period of Employment:

         (a) Upon the occurrence of a Change in Control, the Executive shall receive during the Period of Employment (i) annual base salary at a rate not less than the Executive's annual fixed or base compensation (payable monthly or otherwise as in effect for senior executives of the Company immediately prior to the occurrence of a Change in Control) or such higher rate as may be determined from time to time by the Board or the Compensation Committee thereof (the "Committee") (which base salary at such rate is herein referred to as "Base Pay") and (ii) an annual amount equal to not less


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than the highest aggregate annual bonus, incentive or other payments of cash compensation in addition to the amounts referred to in clause (i) above made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the Change in Control occurred pursuant to any bonus, incentive, profit-sharing performance, discretionary pay or similar policy, plan, program or arrangement of the Company or any successor thereto providing benefits at least as great as the benefits payable thereunder prior to a Change in Control ("Incentive Pay"), provided, however, that with the prior written consent of the Executive, nothing herein shall preclude a change in the mix between Base Pay and Incentive Pay so long as the aggregate cash compensation received by the Executive in any one calendar year is not reduced in connection therewith or as a result thereof and, provided further, however, that in no event shall any increase in the Executive's aggregate cash compensation or any portion thereof in any way diminish any other obligation of the Company under this Agreement.

         (b) For his services pursuant to Section 2(a) hereof, during the Period of Employment the Executive shall be a full participant in, and shall be entitled to the perquisites, benefits and services credit for benefits as provided under, any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which senior executives of the Company participate, including, without limitation any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement or other income or welfare benefit, deferred compensation, incentive compensation, group and/or executive life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company providing perquisites, benefits and service credit for benefits at least as great as are payable thereunder prior to a Change in Control (collectively, "Employee Benefits"), provided, however, that the Executive's rights thereunder shall be governed by the terms thereof and shall not be enlarged hereunder or otherwise affected hereby. Subject to the proviso in the immediately preceding sentence if and to the extent such perquisites, benefits or service credit for benefits are not payable or provided under any such policy, plan, program or arrangement as a result of the amendment or termination thereof, then the Company shall itself pay or provide therefor. Nothing in this Agreement shall preclude improvement or enhancement of any such Employee Benefits, provided that no such improvement shall in any way diminish any other obligation of the Company under this Agreement.

         (c) The Company has determined that the amounts payable pursuant to this Section 3 constitute reasonable compensation. Accordingly, notwithstanding any other provision hereof unless such action would be expressly prohibited by applicable law, if any amount paid or payable pursuant to this Section 3 is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will pay to the Executive an additional amount in cash equal to the amount necessary to cause the aggregate remuneration received by the Executive under this Section 3, including such additional cash payment (net of all federal, state and local income taxes and all taxes payable as the result of the application of Sections 280G and 4999 of the Code) to be equal to the aggregate remuneration the Executive would have received under this Section 3, excluding such additional payment (net of all federal, state and local income taxes), as if Sections 280G and 4999 of the Code (and any successor provisions thereto) had not been enacted into law.

         4. Termination Following a Change in Control:

         (a) In the event of the occurrence of a Change in Control, this Agreement may be terminated


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by the Company during the Period of Employment only upon the occurrence of one or more of the following events:

         (i)          The Executive's death;

         (ii) If the Executive shall become permanently disabled within the meaning of and begins actually to receive disability benefits pursuant to, the long-term disability plan in effect for senior executives of the Company immediately prior to the Change in Control; or

         (iii) For "Cause", which for purposes of this Agreement shall mean that, prior to any termination pursuant to Section 4(b) hereof the Executive shall have committed:

                      (A) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company;

                      (B) intentional wrongful damage to property of the Company;

                      (C) intentional wrongful disclosure of secret processes or confidential information of the Company; or

                      (D) intentional wrongful engagement in any Competitive Activity; and any such act shall have been materially and demonstrably harmful to the Company. For purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed 'intentional" only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that this action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board then in office at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding the in the good faith opinion of the Board, the Executive had committed an act set forth above in this Section 4(a)(iii) and specifying the particulars thereof in detail. Nothing herein shall limit the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination.

         (b) In the event of the occurrence of a Change in Control, this Agreement may be terminated by the Executive during the Period of Employment, and the Executive shall be entitled to have the right to benefits as provided in
Section 5 hereof, upon the occurrence of one or more of the following events:

         (i) Any termination by the Company of the employment of the Executive prior to the date upon which the Executive shall have attained age 65, which termination shall be for any reason other than for Cause or as a result of the death of the Executive or by reason of the Executive's disability and the actual receipt of disability benefits in


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                  accordance with Section 4(a)(i) hereof, or

         (ii) Termination by the Executive of his employment with the Company within three years after the Change in Control upon the occurrence of any of the following events:


                  (A) Failure to elect or re-elect the Executive to the office of the Company which the Executive held immediately prior to a Change in Control, or the removal of the Executive as a Director of the Company (or any successor thereto), if the Executive shall have been a Director of the Company immediately prior to the Change in Control;

                  (B) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Executive held immediately prior to the Change in Control, a reduction in the aggregate of the Executive's Base Pay and Incentive Pay received from the Company, or the termination of the Executive's rights to any Employee Benefits to which he was entitled immediately prior to the Change in Control or a reduction in scope or value thereof without the prior written consent of the Executive, any of which is not remedied within 10 calendar days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be;

                  (C) A determination by the Executive made in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, including, without limitation, a change in the scope of the business or other activities for which he was responsible immediately prior to a Change in Control, that he has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the Change in Control, which situation is not remedied within 10 calendar days after written notice to the Company from the Executive of such determination;

                  (D) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or a significant portion of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Agreement pursuant to Section 11 hereof;

                  (E) The Company shall relocate its principal executive offices, or require the Executive to have his principal location of work changed to any location which is in excess of 25 miles from the location thereof immediately prior to the Change of Control or to travel away from his office in the course of discharging his responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any consecutive days or


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                           aggregate days in any calendar year) than was
                           required of him prior to the Change of Control without, in either case, his prior consent; or

                  (F) Any material breach of this Agreement by the Company or any successor thereto.

         (c) A termination by the Company pursuant to Section 4(a) hereof or by the Executive pursuant to Section 4(b) hereof shall not affect any rights which the Executive may have pursuant to any agreement policy, plan, program or arrangement of the Company providing Employee Benefits, which rights shall be governed by the terms thereof. If this Agreement or the employment of the Executive is terminated under circumstances in which the Executive is not entitled to any payments under Sections 3 or 5 hereof, the Executive shall, have no further obligation or liability to the Company hereunder with respect to his prior or to any future employment by the Company.

         5.  Contract Payment:

         (a) If, following the occurrence of a Change in Control, the Company shall terminate the Executive's employment during the Period of Employment other than pursuant to Section 4(a) hereof or if the Executive shall terminate his employment pursuant to Section 4(b) hereof, the Company shall pay to the Executive the amount specified in Section 5(a)(i) hereof within five business days after the date (the "Termination Date") that the Executive's employment is terminated (the effective date of which shall be the date of termination, or such other date that may be specified by the Executive if the termination is pursuant to Section 4(b) hereof):

         (i) In lieu of any farther payments to the Executive for periods subsequent to the Termination Date, but without affecting the rights of the Executive referred to in Section 5(b) hereof, a lump sum payment (the "Contract Payment") in an amount equal to the present value (using a discount rate required to be utilized for purposes of computations under Section 280G of the Code or any successor provision thereto, or if no such rate is so required to be used, a rate equal to the then-applicable interest rate prescribed by the Pension Benefit Guarantee Corporation for benefit valuations in connection with non-multiemployer pension plan terminations assuming the immediate commencement of benefit payments (the "Discount Rate")) of the sum of (A) the aggregate Base Pay (at the highest rate in effect for any year prior to the Termination Date) for each remaining year or fraction of the Period of Employment which the Executive would have received had such termination or breach not occurred, plus (B) the aggregate Incentive Pay (based upon the greatest amount of Incentive Pay paid or payable to the Executive for any year prior to the Termination Date), which the Executive would have received pursuant to this Agreement during the remainder of the Period of Employment had his employment continued for the remainder of the Period of Employment; provided, however, that in no event will the "present value" (as determined under Section 280G of the Code or any successor provision thereto) of the amount otherwise payable hereunder, when added to the "present value" (as determined under Section 280G of the Code or any successor provision thereto) of any other "parachute payments" (as that term is defined in Section 280G of the Code or. any successor provision thereto) from the Company, exceed an amount (the "299% Amount") equal to 299% of the Executive's "base amount" (as that term is defined in Section 280G of the Code (without regard to Section 280G(b)(2)(A)(ii) thereof) or any successor provision thereto) and if the amount otherwise payable hereunder would exceed the 299% Amount, the Contract Payment shall be reduced to the extent necessary so that the aggregate present value


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                  determined in the previous clause does not exceed the 299%
                  Amount.

         (ii) The determination of whether payments pursuant to this Agreement constitute "parachute payments" (as that term is defined in Section 280G of the Code or any successor provisions thereto), and the determination of whether any amount otherwise payable under Section 5(a)(i) causes the 299% Amount to be exceeded (an "Excess Parachute Payment") shall be made, if requested by the Executive or the Company, by tax counsel selected by the Company, provided that the Executive consents to the selection of such tax counsel which consent shall not be unreasonably withheld. Upon the selection of such tax counsel as provided herein, the opinion of such tax counsel shall be binding upon the Company and the Executive. The fact that the Executive shall have his right to the Contract Payment reduced as a result of the existence of the limitations contained in this Section 5(a) shall not limit or otherwise affect any rights of the Executive to any Employee Benefit, or other right arising other than pursuant to this Agreement.

         (iii) Except to the extent that the payments or benefits pursuant to this Section 5(a)(iii) would result in a reduction of the amount of the Contract Payment because they would cause the 299% Amount to be exceeded, (A) for the remainder of the Period of Employment the Company shall arrange to provide the Executive with Employee Benefits substantially similar to those which the Executive was receiving or entitled to receive immediately prior to the Termination Date (and if and to the extent that such benefits shall not or cannot be paid or provided under any policy, plan, program or arrangement of the Company solely due to the fact that the Executive is no longer an officer or employee of the Company, then the Company shall itself pay or provide for the payment to the Executive, his dependents and beneficiaries, such Employee Benefits) and (B) without limiting the generality of the foregoing, the remainder of the Period of Employment shall be considered service with the Company for the purpose of service credits under the Company's retirement income, supplemental executive retirement and other benefit plans of the Company applicable to the Executive or his beneficiaries immediately prior to the Termination Date. Without otherwise limiting the purposes or effect of Section 6 hereof, Employee Benefits payable to the Executive pursuant to this Section 5(a)(iii) by reason of any "welfare benefit plan" of the Company (as the term "welfare benefit plan" is defined in Section 3(l) of the Employee Retirement Income Act of 1974, as amended) shall be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during such period following the Executive's Termination Date until the expiration of the Period of Employment.

         (iv) Notwithstanding any provision of this Section 5(a) to the contrary, in the event the benefits intended to be provided to the Executive pursuant to Section 5(a)(iii) hereof are required to be reduced in whole or in part because the value of such Employee Benefits, when added to the amount of the Contract Payment under Section 5(a)(i), would exceed the 299% Amount, the Executive shall have the option to elect to receive, in lieu of all or a portion of the Contract Payment provided in Section 5(a)(i) hereof, one or more Employee Benefits, provided, that (A) prior to the receipt of any payment under Section 5(a)(i) hereof, the Executive gives the Company notice of such election specifying the Employee Benefit or Employee Benefits so elected to be received, and
                  (B) in no event shall the "aggregate present value of the payments in the


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                  nature of compensation" (as that phrase is used in Section
                  280G of the Code) received by the Executive as a result of the receipt of such Employee Benefits, when added to the remaining portion of the Contract Payment, if any, to be received by the Executive, exceed the 299% Amount.

         (b) Upon written notice given by the Executive to the Company prior to the receipt of any payment pursuant to Section 5(a) hereof, the Executive, at his sole option, without reduction to reflect the present value of such amounts as aforesaid, may elect to have all or any of the Contract Payment payable pursuant to Section 5(a)(i) hereof paid to him on a quarterly or monthly basis during the remainder of the Period of Employment

         (c) Except as otherwise specifically provided herein, there shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to or benefit for the Executive provided for in this Agreement.

         (d) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment required to be made hereunder on a timely basis, the Company shall pay interest on the amount thereof at an annualized rate of interest equal to the then-applicable Discount Rate.

         6. No Mitigation Obligation. The Company hereby acknowledges that it will be difficult, and may be impossible, for the Executive to find reasonably comparable employment following the Termination Date and that the noncompetition covenant contained in Section 7 hereof will further limit the employment opportunities for the Executive. In addition, the Company acknowledges that its severance pay plans applicable in general to its salaried employees do not provide for mitigation, offset or reduction of any severance payment received thereunder. Accordingly, the parties hereto expressly agree that the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement will be liquidated damages, and that the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise, except as expressly provided in Section 5(a)(iii) hereof.

         7. Competitive Activity: During a period following the later of the expiration of the Period of Employment or the period ending one year after the Termination date, if the Executive shall have received or shall be receiving benefits under Section 5(a) hereof, the Executive shall not, without the prior consent of the Company, engage in any Competitive Activity (as defined below). For purposes of this Agreement, the term "Competitive Activity" means the Participant's employment or the Participant's engagement, directly or indirectly, whether as an officer, employee, agent, consultant, partner, financier, or otherwise, in any business activity in competition with any business activity of the Company or its affiliates or subsidiaries in any geographic area in which the Participant provided or attempted to provide any products or services for the Company. "Competitive Activity" shall not include the mere ownership of not more than 2% of the securities in any such publicly-traded enterprise. If requested by the Participant, the Compensation Committee shall inform the Participant whether any prospective employment or engagement shall constitute "Competitive Activity."

         8.  Legal Fees and Expenses:

         (a) It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action


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because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Executive the benefits intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Executive, the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive as a result of the Company's failure to perform this Agreement or any provision thereof or as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

         (b) In order to ensure the benefits intended to be provided to the Executive under Section g(a) hereof the Company hereby agrees, upon the occurrence of a Change in Control, to establish an irrevocable standby letter of credit, substantially in the form attached hereto as Exhibit A and incorporated herein by reference (the "Letter of Credit"), to be issued by a national banking association with a capital and surplus of not less than $1 00,000,000 (the "Bank") for the benefit of the Executive and certain other of the officers of the Company and providing that the fees and expenses of counsel selected from time to time by the Executive pursuant to this Section 8 shall be paid, or reimbursed to the Executive if paid by the Executive, on a regular, periodic basis upon presentation by the Executive to the Bank of a statement or statements prepared by such counsel in accordance with its customary practices. The Company shall pay all amounts and take all action necessary to maintain the Letter of Credit during the Period of Employment and for two years thereafter and if, notwithstanding the Company's complete discharge of such obligations, such Letter of Credit shall be terminated or not renewed, the Company shall obtain a replacement irrevocable clean letter of credit drawn upon a commercial bank selected by the Company and acceptable to the Executive, upon substantially the same terms and conditions as contained in the Letter of Credit or any similar arrangement acceptable to the Executive which, in any case, assures the Executives of the benefits of this Agreement without incurring any cost or expense for enforcement against the Company or the defense thereof.

         9. Employment Rights: Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company prior to any Change in Control, provided, however, that any termination of employment of the Executive or removal of the Executive as an elected officer of the Company or termination of this Agreement following the commencement of any discussion with a third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement.

         10. Withholding of Taxes: The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

         11.  Successors and Binding Agreement:

         (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but shall not otherwise be assignable, transferable or delegable by the Company.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

         (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Section 11I (a) hereof. Without limiting the generality of the foregoing, the Executive's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 11 (c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         (d) The Company and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such broach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.

         12. Notice: For all purposes of this Agreement, all communications including, without limitation notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         13. Governing Law: The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

         14. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

         15. Miscellaneous: No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         16. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

         17. Prior Agreements: This Agreement supersedes in its entirety any prior agreement between the Executive and the Company, its affiliates or their predecessors or successors relating to the subject matter contained herein.

         IN WITNESS OF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                           OHM CORPORATION


                           By:  _____________________________________
                                James L. Kirk, Chairman of the Board,
                                President and Chief Executive Officer



                                _____________________________________
                                Executive

                          IRREVOCABLE LETTER OF CREDIT

                      Total Credit Not to Exceed $1,200,000

To: The Beneficiaries Named on Annex A Hereto

Gentlemen and Ladies:

At the request of OHM Corporation, 16406 U.S. Route 224 East, Findlay, Ohio 45840, we hereby authorize each of you to draw on us up to an aggregate amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) each, payable upon presentation at this office of your draft or drafts at sight from time to time, accompanied by a written statement signed by you to the effect that such draft represents an amount equal to the fees and expenses of your counsel selected by you which are pursuant to the provisions of a certain Employment Agreement with said Corporation dated as of January 1, 1996 and certifying that the fees and expenses of such counsel, a copy of which shall be attached, were incurred pursuant to the terms of such letter agreement. Each draft shall be marked: "Drawn under Mellon Bank, N.A., Letter of Credit No. ________________ ."

This letter of credit shall be valid for a period of five (5) years from the date hereof. The aggregate amount which each Beneficiary may draw under this Letter of Credit is subject to increase, so long as the aggregate amount of the total credit available to all Beneficiaries does not exceed $1,200,000. Each draft for an amount in excess of $150,000.00 aggregate for any one Beneficiary shall be accompanied by a copy of a writing approving such increase, signed by any two officers of OHM Corporation.


                                          Very truly yours,


Dated:____________________                ____________________________

                                     ANNEX A

                                       TO

                          IRREVOCABLE LETTER OF CREDIT

Pamela K. M. Beall
Robert J. Blackwell
Kris E. Hansel
James L. Kirk
Joseph R. Kirk
Philip  V. Petrocelli
Philip O. Strawbridge
Michael A. Szomjassy
John J. Ray III

                                 AMENDMENT NO. 1

                             TO EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of the ____ day of _________, 1998 between the OHM Corporation (the "Company") and ____________ (the "Executive").

                                   WITNESSETH:

                  WHEREAS, the Company and the Executive have entered into an employment agreement dated as of _____________ (the "Employment Agreement"); and

                  WHEREAS, the Employment Agreement may be amended by the written consent of the Company and the Executive; and

                  WHEREAS, the Company and the Executive wish to amend the Employment Agreement in order to clarify certain rights and obligations of the parties thereunder.

                  NOW THEREFORE, in consideration of the mutual covenants contained herein, the Employment Agreement is hereby amended in the manner set forth below.

         1. Effective as of the date hereof, Section 5(a) of the Employment Agreement is hereby amended by the addition of the following paragraph at the end thereof:

         (v) As a result of the uncertainty in the application of Sections 280G and 4999 of the Code, it is possible that Contract Payments will be made to Executive by the Company that will constitute "excess parachute payments." If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding which has been finally and conclusively resolved, that Contract Payments have been made to, or provided for the benefit of, Executive by the Company which are in excess of the limitations set forth in this Section 5(a) (an "Excess Payment"), such Excess Payment shall be deemed for all purposes to be a loan to Executive made on the date Executive received the Excess Payment, and Executive shall repay the Excess Payment at the applicable federal rate (as defined in Section 1274(d) of the Code from the date of Executive's receipt of such Excess Payment until the date of such repayment.

         2. In all other respects, the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties to the Employment Agreement have executed this Agreement as of the day and year first written above.



                                    OHM Corporation

                                    By:____________________________


                                    _______________________________
                                    (Name of Executive)

                                 AMENDMENT NO. 2

                             TO EMPLOYMENT AGREEMENT


         THIS AGREEMENT is entered into as of the ________ day of February, 1998 between the OHM Corporation (the "Company") and ___________________________ (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Executive have entered into an employment agreement dated as of _________________ (the "Employment Agreement"); and

         WHEREAS, the Company and the Executive entered into an Amendment No. 1 to the Employment Agreement dated as of _______ February, 1998;

         WHEREAS, the Employment Agreement may be amended by the written consent of the Company and the Executive; and

         WHEREAS, the Company and the Executive wish to amend further the Employment Agreement in order to clarify certain rights and obligations of the parties thereunder.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the Employment Agreement is hereby amended in the manner set forth below.

1. Effective as of the date hereof, Section 5(a)(v) of the Employment Agreement is hereby amended in its entirety to read as follows:

(v) The parties intend that payments otherwise payable to Executive pursuant to this Section 5 shall be reduced so that no portion of any such payment shall be an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code. As a result of the uncertainty in the application of Sections 280G and 4999 of the Code, it is possible that contract Payments will be made to Executive by the company that will be found to constitute "excess parachute payments." If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding which has been finally and conclusively resolved, that Contract Payments have been made to, or provided for the benefit of, Executive by the company which are in excess of the limitations set forth in this Section 5 (a) the, to the extent of the smallest amount (an "Excess Payment") that will cause Executive to have received no excess parachute payment, such Excess Payment shall be deemed for all purposes to be a loan to Executive made on the date Executive received the Excess Payment, and Executive shall repay the Excess Payment to the Company on demand, together with interest on the Excess Payment at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of Executive's receipt of such Excess Payment until the date of such repayment.

2. In all other respects, the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties to the Employment Agreement have executed this

Agreement as of the day and year first written above.


                                    OHM CORPORATION


                                    By:_________________________________________
                                        Steven E. Harbour, Vice President, Legal


                                    ____________________________________________
                                    (Name of Executive)